Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
155 NORTH WACKER DRIVE CHICAGO, ILLINOIS 60606-1720 _______________ TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com	FIRM/AFFILIATE OFFICES _______________ BOSTON HOUSTON LOS ANGELES NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON _______________

May 16, 2014	BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
Newcastle Investment Corp.	SHANGHAI
1345 Avenue of the Americas	SINGAPORE
New York, New York 10105	SYDNEY
TOKYO

Re:	Certain Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain Federal income tax considerations in connection with the offering (the “Offering”) by New Residential Investment Corp., a Delaware corporation (“New Residential”), of shares of Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission, as amended (the “Registration Statement”).

We have acted as tax counsel to New Residential in connection with the Offering. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate (the “Officers’ Certificate”) containing certain factual representations and covenants of officers of Newcastle Investment Corp., a Maryland Corporation (“Newcastle”), relating to, among other things, the actual and proposed operations of Newcastle and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). Moreover, we are, at your request, relying on the accuracy and completeness of all information provided in a certificate, dated July 18, 2012, executed by officers of FHC Property Management LLC (“FHC,” and such certificate, the “FHC Certificate”). For purposes of our opinion, we have not independently verified the facts, representations and covenants set forth in the Officers’ Certificate, the FHC Certificate, or in any other document. In particular, we note that the Company has engaged in, and may engage in, transactions in connection with which we have not

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May 16, 2014

provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations and the representations of FHC, as the case may be, that the information presented in the Officers’ Certificate, the FHC Certificate, and other documents, or otherwise furnished to us, accurately and completely describes all material facts with respect to the matters addressed in the Officers’ Certificate or the FHC Certificate, as the case may be. We have assumed that the statements, representations and covenants presented in such documents are true without regard to any qualification as to knowledge, belief, or intent. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate or the FHC Certificate may affect our conclusions set forth herein. We have, at your request, also relied upon: (i) the opinion of Brown & Wood LLP, dated May 5, 1999, regarding the qualification of Impac Commercial Holdings, Inc. as a real estate investment trust (“REIT”); (ii) the opinion of Thacher Proffitt & Wood, dated July 22, 1999, in connection with the issuance of certain notes by Fortress CBO Investments I, Limited and Fortress CBO Investments I Corp.; (iii) the opinion of Sidley & Austin, dated November 17, 1999, in connection with the issuance of certain certificates by Fortress Commercial Mortgage Trust 1999-PC1; (iv) the opinion of Sidley & Austin, dated May 27, 1999, in connection with the issuance of certain certificates by Government Lease Trust; (v) the opinion of Sidley Austin Brown & Wood LLP, dated December 31, 2001, in connection with the issuance of certain notes by FIC GSA Mezzanine Borrower LLC and FIC Houston LLC; (vi) the opinion of Thacher Proffitt & Wood, dated July 12, 2002, in connection with the issuance of certain bonds by Impac CMB Trust 1998-C1; and (vii) the opinion of Thacher Proffitt & Wood LLP, dated November 16, 2006, regarding the tax treatment of certain notes by Newcastle CDO VIII 1, Limited, Newcastle CDO VIII 2, Limited, and Newcastle CDO VIII LLC. In addition, we have, at your request, relied upon (i) the opinion of Sidley Austin Brown & Wood LLP, dated March 25, 2004, in connection with the acquisition by DBNCH Circle LLC and DBNCF Circle LLC of certain petroleum properties from Circle K Stores, Inc., and (ii) the opinion of Sidley Austin Brown & Wood LLP, dated March 25, 2004, in connection with the leaseback of such petroleum properties by DBNCH Circle LLC and DBNCF Circle LLC to Circle K Stores, Inc.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Newcastle and each of the entities comprising the Company has been and will

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May 16, 2014

continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein. In addition, we express no opinion on any issue relating to Newcastle or any investment therein, other than as expressly stated herein.

Based on the foregoing, we are of the opinion that, commencing with Newcastle’s initial taxable year that ended on December 31, 2002, Newcastle has been organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT. Newcastle’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Newcastle’s operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

This opinion has been prepared for you and New Residential in connection with the Offering. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange

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Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP